UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                   --------------------------

                            FORM S-8

                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                          HADRON, INC.
     (Exact name of registrant as specified in its charter)

          NEW YORK                           11-2120726
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)              Identification No.)

                5904 Richmond Highway, Suite 300
                   Alexandria, Virginia 22303
                         (703) 329-9400
      (Address, including zip code and telephone number,
                of Principal Executive Offices)

                          HADRON, INC.
                     1994 STOCK OPTION PLAN
                    (Full title of the plan)

                          C.W. GILLULY
              Chairman and Chief Executive Officer
                          Hadron, Inc.
                5904 Richmond Highway, Suite 300
                   Alexandria, Virginia 22303
                         (703) 329-9400
            (Name, address, including zip code, and
  telephone number, including area code, of agent for service)

                CALCULATION OF REGISTRATION FEE

     Title of                      Proposed       Proposed
     Securities     Amount         Maximum        Maximum        Amount of
     to be          to be          Offering       Aggregate      Registration
     Registered     Registered     Price Per      Offering       Fee
                    Share          Price
     ------------   ----------     -----------    ----------     ------------
     Common Stock
     $.02 par       300,000        $0.6875<F1>     $206,250       $54.45
     value

     <F1>  Estimated solely for purposes of calculating the
registration fee. Based on the closing price on February 2, 2000.

     The purpose of this Registration Statement is to register 300,000 additional shares of common stock, $.02 par value, of Hadron, Inc. issuable pursuant to the Hadron, Inc. 1994 Stock Option Plan, as amended (the "Plan"). Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of its Form S-8 registration statement No. 333-37059 (filed October 2, 1997).



Item 8.   Exhibits

      5.1      Opinion and Consent of McGuire, Woods, Battle
               & Boothe LLP, Counsel to the Company as to the validity of the Common Stock offered hereunder

     23.1      Consent of Ernst & Young LLP

     23.2      Consent of McGuire, Woods, Battle & Boothe
               LLP (included in Exhibit 5.1)

     99.1      First Amendment to the Hadron, Inc. 1994
               Stock Option Plan

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alexandria, Virginia on February 7, 2000.

                              HADRON, INC.



                              By: /S/C.W. GILLULY
                                   C.W. Gilluly
                                   Chairman and Chief Executive
                                   Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on February 7, 2000.



/S/ C.W. GILLULY
C.W. Gilluly                       Chairman and Chief Executive
                                   Officer (Principal Executive
                                   Officer and Principal
                                   Financial Officer)

/S/ WILLIAM J. HOWARD
William J. Howard
                                   Director

/S/ ROBERT J. LYNCH
Robert J. Lynch, Jr.
                                   Director

/S/ JOHN D. SANDERS
John D. Sanders                    Director

                            EXHIBITS

                               TO

                          HADRON, INC.

               REGISTRATION STATEMENT ON FORM S-8
                         Exhibit Index

     The following exhibits are filed herewith as part of this Registration Statement:


     Exhibit
       No.

        5.1         Opinion and Consent of McGuire,
                    Woods, Battle, & Boothe LLP, Counsel to the
                    Company as to the validity of the Common
                    Stock offered hereunder

       23.1         Consent of Ernst & Young LLP

       23.2         Consent of McGuire, Woods, Battle &
                    Boothe LLP (included in Exhibit 5.1)

       99.1         First Amendment to the Hadron, Inc.
                    1994 Stock Option Plan